As filed with the Securities and Exchange Commission
                     on September 19, 1995.
                                              Registration No.33-75684

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
              ___________________________________
                          FORM S-8 POS

               POST EFFECTIVE AMENDMENT NO. 1 TO
                     REGISTRATION STATEMENT
                           UNDER
                   THE SECURITIES ACT OF 1933
            _____________________________________
                     CUC INTERNATIONAL INC.
     (Exact name of Registrant as Specified in its Charter)

      Delaware                              06-0918165
      (State or Other Jurisdiction          (I.R.S. Employer
    of Incorporation or Organization)        Identification No.)

                       707 Summer Street
                Stamford, Connecticut 06901
(Address, including Zip Code, of Registrant's Principal
                      Executive Offices)

    CUC International Inc. 1994 Employee Stock Purchase
                    Plan (Full Title of the Plan)
          _______________________________________
                     Cosmo Corigliano
                     CUC INTERNATIONAL INC.
                     707 Summer Street
                   Stamford, Connecticut  06901
                         (203) 324-9261
     (Name, Address, including zip code, and Telephone
     Number, including Area Code, of Agent for Service)
              _______________________________________
                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

4.1  CUC International Inc. 1994 Employee Stock Purchase Plan









                        SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 18th day of September, 1995.

                          CUC INTERNATIONAL INC.
                          By:  /s/Walter A. Forbes
                               Walter A. Forbes
                               Chief Executive Officer
                               and Chairman of the
                               Board of Directors


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to a Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.



      Signature             Title                   Date


/s/Walter A. Forbes      Chief Executive        September 18, 1995
Walter A. Forbes         Officer and Chairman
                         of the Board
                         (Principal Executive
                         Officer)

/s/Cosmo Corigliano      Senior Vice President  September 18, 1995
Cosmo Corigliano         and Chief Financial
                         Officer (Principal
                         Financial and
                         Accounting Officer)


/s/Bartlett Burnap          Director            September 18, 1995
Bartlett Burnap

/s/T. Barnes Donnelley      Director            September 18, 1995
T. Barnes Donnelley

/s/Stephen A. Greyser       Director            September 18, 1995
Stephen A. Greyser

/s/Christopher K. McLeod    Director            September 18, 1995
Christopher K. McLeod

/s/Burton C. Perfit         Director            September 18, 1995
Burton C. Perfit

/s/Robert P. Rittereiser    Director            September 18, 1995
Robert P. Rittereiser

/s/Stanley M. Rumbough, Jr. Director            September 18, 1995
Stanley M. Rumbough, Jr.

/s/E. Kirk Shelton          Director            September 18, 1995
E. Kirk Shelton






                      EXHIBIT INDEX
Exhibit Number     Description                        Page


4.1       CUC International Inc. 1994 Employee Stock
          Purchase Plan                                 5